Exhibit 16.1

April 8, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read the disclosure in the last five paragraphs under the caption “Experts” in the prospectus included in the Amendment No. 1 to Masonite International Corporation’s Registration Statement No. 333-186931 on Form S-1, filed with the U.S. Securities and Exchange Commission on April 8, 2013, and we agree with the statements made therein that refer to us.

Yours truly,

/s/ DELOITTE LLP